Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$4,205,860
Unrealized Gain (Loss) on Market Value of Commodity Futures	12,053,440
Dividend Income	1,869
Interest Income	2,862
ETF Transaction Fees	350
Total Income (Loss)	$16,264,381

Expenses
General Partner Management Fees	$67,706
Professional Fees	16,987
Brokerage Commissions	1,253
Directors' Fees and insurance	4,466
NYMEX License Fee	1,693
SEC & FINRA Registration Expense	12,865
Total Expenses	$104,970
Net Income (Loss)	$16,159,411

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/21	$125,528,766
Withdrawals (150,000 Shares)	(4,023,575)
Net Income (Loss)	16,159,411

Net Asset Value End of Month	$137,664,602
Net Asset Value Per Share (4,950,000 Shares)	$27.81

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596